Exhibit 24.1

DIRECTOR’S POWER OF ATTORNEY

(Form S-8 for the Corporation’s 2025 Equity Incentive Plan)

Each of the undersigned directors of Associated Banc-Corp (the “Corporation”) hereby designates and appoints Randall J. Erickson and Laura Skilton-Verhoff, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of: (i) executing in the undersigned’s name and on the undersigned’s behalf the Corporation’s Registration Statement on Form S-8 (the “Form S-8”) relating to the Corporation’s 2025 Equity Incentive Plan and any related amendments (including post-effective amendments) and/or supplements to the Form S-8; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Coporation to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-8 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of the 29th day of April 2025.

/s/ R. Jay Gerken	/s/ Gale E. Klappa
R. Jay Gerken	Gale E. Klappa

/s/ Judith P. Greffin	/s/ Kristen M. Ludgate
Judith P. Greffin	Kristen M. Ludgate

/s/ Michael J. Haddad	/s/ Cory L. Nettles
Michael J. Haddad	Cory L. Nettles

/s/ Andrew J. Harmening	/s/ Owen J. Sullivan
Andrew J. Harmening	Owen J. Sullivan

/s/ Robert A. Jeffe	/s/ Karen T. van Lith
Robert A. Jeffe	Karen T. van Lith

/s/ Rodney Jones-Tyson	/s/ John (Jay) B. Williams
Rodney Jones-Tyson	John (Jay) B. Williams

/s/ Eileen A. Kamerick
Eileen A. Kamerick